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                                                                   EXHIBIT 23.0

                     CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-781, 333-02283, and 333-11143) of Matria Healthcare, Inc.
(formerly Tokos Medical Corporation (Delaware)) and in the related Prospectus of our report dated February 22, 1996, except for Note 13 as to which the date is March 8, 1996, with respect to the consolidated financial statements and schedules of Matria Healthcare, Inc. as of December 31, 1995 and for each of the two years in the period then ended included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                          /s/  Ernst & Young LLP



Orange County, California
March 27, 1997
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                                                                    EXHIBIT 23.0


                              ACCOUNTANTS' CONSENT

The Board of Directors
Matria Healthcare, Inc.

We consent to incorporation by reference in the registration statements (Nos. 333-781, 333-02283, 333-11143) on Form S-8 of Matria Healthcare, Inc. of our reports dated March 7, 1997, relating to the consolidated balance sheet of Matria Healthcare, Inc. and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedule for the year ended December 31, 1996, which reports appear in the December 31, 1996 annual report on Form 10-K of Matria Healthcare, Inc.


                                           KPMG PEAT MARWICK LLP

Atlanta, Georgia
March 28, 1997